UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934





Date of Report                              JULY  2, 1996

                    Caino Resource Corporation
       (Exact name of registrant as specified in its charter)



   Minnesota                         0-22242              41-0950482

(State or other jurisdiction  (Commission File Number)  (IRS Employer
 of incorporation)                                       Identification no.)



        1719 Beach Boulevard, Suite 306, Biloxi, Mississippi 39531-5396
                  (Address of principal executive offices)


      Registrant's telephone number, including area code   (601) 435-1976






Item 5.   OTHER EVENTS

On July 2, 1996, the Company announced new venues for the Country Tonite show in Tennessee and in Mississippi.

Copies of the press releases are attached and incorporated as part of this filing.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CASINO RESOURCE CORPORATION



July 2, 1996                  _____________________________________________
                              Maurice P. Gaudet
                              Controller and Acting Chief Financial Officer




FOR IMMEDIATE RELEASE: Tuesday, July 2, 1996

CONTACT:        Jack Pilger, Chief Executive Officer
                or Robert J. Allen, Vice President

                 Casino Resource Corporation
                        601-435-1976


                     CASINO RESOURCE CORPORATION
BILOXI, MISS. - Casino Resource Corporation (NASDAQ: CSNR) today announced that the company has signed a memorandum of understanding with Burkhart Ventures, LLC, for the expansion of its "Country Tonite Show." The 1500-seat state-of-the-art theatre is strategically located in the heart of Pigeon Forge, Tennessee, and presently is the home of country star T.G. Sheppard. Pigeon Forge, located at the base of the Smoky Mountains, enjoys twice as many visitors each year as Branson, Missouri, drawing over 12 million tourists annually in contrast to the Branson marketplace which hosts approximately 6 million visitors per year.

This agreement follows the company's report that occupancy at its Country Tonite Theatre in Branson, Missouri, for the first eight months of operation in fiscal 1996 is out pacing 1995 occupancy figures by 66 percent, while year
- -to-date revenues are up 79.5 percent over 1995's revenue figure of $4.3 million.

Casino Resource Corporation also announced that its wholly owned subsidiary, Country Tonite Enterprises, has reached an agreement with Grand Casino (Minneapolis, Minnesota) to produce the "Country Tonite Show" at the Biloxi Grand Theatre in Biloxi, Mississippi. This seasonal agreement allows the Branson Country Tonite production cast to enjoy continued revenues during their otherwise down time when Branson theatres close for the three-month winter season.

Jack Pilger, chief executive officer of Casino Resource Corporation stated, "These agreements are in keeping with management's goals for the expansion of the Country Tonite Show' into popular destination resort and casino markets."

Casino Resource Corporation is a diversified hospitality and entertainment enterprise. The company owns and operates the 2,000-seat Country Tonite Theatre in Branson, MO; Country Tonite Enterprises, an award-winning theatrical production company in Las Vegas (producers of the "Country Tonite Show," currently in its fourth year at the Aladdin Hotel); and the 154-room Grand Hinckley Inn, located in Hinckley, MN., adjacent to the Grand Casino. In addition, the company has entered into strategic alliances for the development of Indian gaming properties in Michigan and Indiana and has recently signed a definitive agreement to lease and operate a casino and 600-seat theatre in Sousse, Tunisia.